UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2011

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 321-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Tessera Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 24, 2011 in San Jose, California. The results of the matters voted on by the stockholders are set forth immediately below.

Proposal 1

To elect five (5) members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Boehlke	41,762,191	1,081,531	4,781,569
John B. Goodrich	41,618,468	1,225,254	4,781,569
David C. Nagel, Ph.D.	37,955,465	4,888,257	4,781,569
Kevin G. Rivette	37,117,945	5,725,777	4,781,569
Robert A. Young, Ph.D.	41,400,110	1,443,612	4,781,569

Proposal 2

To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2011:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
46,975,249	644,155	5,887	—

Proposal 3

To hold an advisory vote on executive compensation:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
41,382,521	1,447,357	13,844	4,781,569

Proposal 4

To hold an advisory vote on the frequency of the advisory vote on executive compensation:

One Year	Two Years	Three Years	Votes Abstaining	Broker Non-Votes
31,704,292	226,786	10,904,637	8,007	4,781,569

Proposal 5

To vote on a stockholder proposal to recommend the adoption of a majority voting standard in uncontested director elections:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
33,545,074	9,282,694	15,954	4,781,569

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2011	TESSERA TECHNOLOGIES, INC.

	By:	/s/ Michael Anthofer
	Name:	Michael Anthofer
	Title:	Executive Vice President and Chief Financial Officer